UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2014, Forum Energy Technologies, Inc. (the “Company”) announced the appointment of Mr. Prady Iyyanki to the new role of Chief Operating Officer. Mr. Iyyanki, age 43, has extensive international business, process improvement and manufacturing industry experience. Prior to joining the Company, Mr. Iyyanki has spent over sixteen years with General Electric (“GE”) in various senior management roles. Most recently, Mr. Iyyanki served as President and Chief Executive Officer of the GE Oil and Gas Turbomachinery Equipment business segment. Mr. Iyyanki received a Bachelor of Science in Mechanical Engineering from Jawaharlal Nehru Technology University and a Master of Science in Engineering from South Dakota State University.

Forum entered into an Employment Agreement (the “Employment Agreement”) with Mr. Iyyanki, dated December 18, 2013 and effective as of January 13, 2014 (the “Effective Date”). The Employment Agreement provides that, in addition to his base salary, Mr. Iyyanki is eligible to receive annual cash bonus awards and equity-based compensation awards, in each case in an amount determined by the Nominating, Governance & Compensation Committee of the Company’s Board of Directors. Mr. Iyyanki is also eligible to participate in the Company’s Deferred Compensation and Restoration Plan and other employee benefits programs, and receive such other perquisites that the Company provides to its executive officers.

As a one-time inducement, the Company has agreed to issue Mr. Iyyanki on the Effective Date restricted stock units (“Restricted Stock Units”) with an aggregate target value of $1.2 million. The terms and conditions of the Restricted Stock Units will be set forth in an award agreement and the Employment Agreement, and subject to the Company’s customary vesting period for other equity awards.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and hereby incorporated by reference into this Item 5.02.

Mr. Iyyanki does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Mr. Iyyanki and any other person pursuant to which Mr. Iyyanki was appointed as the Chief Operating Officer of the Company. There are no transactions in which Mr. Iyyanki had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, effective as of January 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	FORUM ENERGY TECHNOLOGIES, INC.

/s/ James L. McCulloch
James L. McCulloch
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, effective as of January 13, 2014